Exhibit 23.2

                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
The Berlin City Bank:

         We consent to the use of our report on the balance sheet of The Berlin City Bank as of December 31, 1995, and on the related statements of income, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995, included herein and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                                     /s/ KPMG PEAT MARWICK LLP


Boston, Massachusetts
August 6, 1997